EXHIBIT 99.1 - JOINT FILING AGREEMENT

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Class A common stock, par value $0.001 per share of ION Media Networks, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

January 26, 2006

CIG MEDIA LLC
By: Citadel Limited Partnership,
its Portfolio Manager

By: Citadel Investment Group, L.L.C.,
its General Partner

By: /s/ Mathew B. Hinerfeld
Mathew B. Hinerfeld, Managing
Director and Deputy General Counsel

CITADEL LIMITED PARTNERSHIP
By: Citadel Investment Group, L.L.C.,
its General Partner

By: /s/ Mathew B. Hinerfeld
Mathew B. Hinerfeld, Managing
Director and Deputy General Counsel

KENNETH GRIFFIN

By: /s/ Mathew B. Hinerfeld
Mathew B. Hinerfeld, attorney-in-fact*

CITADEL INVESTMENT GROUP, L.L.C.

By: /s/ Mathew B. Hinerfeld
Mathew B. Hinerfeld, Managing
Director and Deputy General Counsel

* Matthew B. Hinerfeld is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 4, 2005, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G/A for Komag, Incorporated.